EXHIBIT 99.1

                                                                       EXECUTION

        NEITHER THIS NOTE, NOR ANY COMMON STOCK ISSUABLE UPON EXERCISE OF
    THE CONVERSION PRIVILEGE SET FORTH HEREIN HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND, IF ISSUED ANY SUCH STOCK MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED
 EXCEPT (1) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO,
  THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN EACH CASE IN
   ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED
                                    STATES.

                                FIBERCORE, INC .

                      PROMISSORY NOTE DUE JANUARY 30, 2004

$1,500,000                                         Dated as of December 20, 2002


            FOR VALUE RECEIVED, FIBERCORE USA, INC., a Delaware corporation ("MAKER") and a wholly-owned subsidiary of Fibercore, Inc., unconditionally promises to pay to the order of TYCO INTERNATIONAL FINANCE ALPHA GMBH, a Swiss company ("PAYEE"), in the manner and at the place hereinafter provided, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) on January 30, 2004 (the "MATURITY DATE").

            Maker also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at a fluctuating interest rate per annum that is at all times equal to the Reference Rate (capitalized terms used herein and not otherwise defined herein shall have the meanings provided in
Section 9 below) plus 3.00%; provided, that any principal amount not paid when due and, to the extent permitted by applicable law, any interest not paid when due, in each case whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (both before as well as after judgment), shall bear interest payable upon demand at a rate that is 2% per annum in excess of the rate of interest otherwise payable under this Note. Interest on this Note shall be payable quarterly in arrears, commencing on March 17, 2003, upon any voluntary or mandatory prepayment of this Note (to the extent accrued on the amount being prepaid) and at maturity. All computations of interest shall be made by Payee on the basis of a 365 day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day), utilizing the Reference Rate in effect on the previous Due Date plus the applicable spread. In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

            1. PAYMENTS. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day at the office of Payee located at Schwertstrasse 9, PO Box 1571, Schaffhausen, 8201, Switzerland (Attention: Managing Director), or at such other place as Payee may direct; provided, however, that, Payee may require that any mandatory or voluntary payment of principal and/or interest (the amount of any such payment, the "PAYMENT AMOUNT") be made by Maker in the Common Stock Equivalent of such Payment Amount by delivering to Maker a Conversion Notice. Whenever any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day, and such extension of time shall be included in the computation of interest payable on this Note. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Maker hereunder with respect to payments of principal or interest on this Note.

            2. VOLUNTARY PREPAYMENTS. Maker shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty, upon at least 10 Business Days' written notice (any such notice, a "NOTICE OF VOLUNTARY PREPAYMENT"); provided that each such prepayment shall be in a minimum amount of $25,000.00 and integral multiples of $10,000.00 in excess of that amount. Any prepayment hereunder shall be accompanied by interest on the principal amount of the Note being prepaid to the date of prepayment.

            3. MANDATORY PREPAYMENTS. Upon the sale of any Collateral, Maker shall prepay the principal and/or interest outstanding hereunder in an amount equal to the Net Cash Proceeds from such sale. Maker shall cause such Net Cash Proceeds to be delivered directly to Payee. Such mandatory prepayment shall be applied to the principal and interest outstanding hereunder in accordance with
Section 1. Notwithstanding the foregoing, if at the time of receipt of any Net Cash Proceeds from the sale of either System, (i) Grantor has repaid in cash (x) at least $750,000 of the principal under the Note and (y) all outstanding accrued and unpaid interest and any other amounts then due and payable hereunder, (ii) the other System is still part of the Collateral and (iii) no Event of Default has occurred and is continuing, Maker shall not be required to prepay the principal and/or interest outstanding hereunder in an amount equal to such Net Cash Proceeds.

            4. COVENANTS Maker covenants and agrees that until this Note is paid in full it shall:

            (a) promptly provide to Payee all financial and operational information with respect to Maker as Payee may reasonably request;

            (b) promptly after the occurrence of an Event of Default or an event, act or condition that, with notice or lapse of time or both, would constitute an Event of Default, provide Payee with a certificate of the chief executive officer or chief financial officer of Maker specifying the nature thereof and Maker's proposed response thereto;

            (c) not, and shall not permit any of its Subsidiaries to, create, assume, guaranty, incur or otherwise become or remain directly or indirectly liable with respect to any indebtedness for borrowed money, except in respect of the indebtedness described on section 4(c) of the Disclosure Schedule;

            (d) not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Maker or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except for the Liens described on section 4(d) of the Disclosure Schedule;

            (e) not, and shall not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired;

            (f) not merge or consolidate with any other Person, or sell, lease or otherwise dispose of any Collateral or all or any substantial part of its property or assets to any other Person

            (g) on or before December 24, 2002, have caused to be delivered to Payee originally executed copies of one or more favorable written opinions of Cadwalader Wickersham & Taft, counsel for Maker and Guarantor (or such other counsel satisfactory to Payee), in form and substance reasonably satisfactory to Payee and its counsel and as to such matters as Payee may reasonably request (this Note constituting a written request by Maker to such counsel to deliver such opinions to Payee);

            (h) on or before December 24, 2002, have delivered to Payee the Disclosure Schedule;

            (i) on or before January 10, 2003: (i) received title to the Systems, (ii) entered into and delivered the Security Agreement to Payee;
      (iii) taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such other agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of Payee, desirable in order to create in favor of Payee a valid and perfected First Priority security interest in the Collateral; and

            (j) on or before December 24, 2002, deliver to Payee the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the date hereof:

                  (1) Copies of the Organizational Documents of such Person, certified by the secretary or similar officer of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of organization;

                  (2) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of this Note, the Security Agreement and the Guaranty, as applicable, certified as of the date hereof by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

                  (3) Signature and incumbency certificates of the officers of such Person executing the Note, Security Agreement or Guaranty, as applicable; and

                  (4) Such other documents as Payee may reasonably request.

            5. REPRESENTATIONS AND WARRANTIES. Maker hereby represents and warrants to Payee that:

            (a) it is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own and operate its properties, to transact the business in which it is now engaged and to execute and deliver this Note;

            (b) this Note constitutes the duly authorized, legally valid and binding obligation of Maker, enforceable against Maker in accordance with its terms;

            (c) all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Note have been granted;

            (d) the execution, delivery and performance by Maker of this Note do not and will not (i) violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the charter documents or bylaws of Maker or (ii) result in the creation of any lien or other encumbrance with respect to the property of Maker;

            (e) except for the matters set forth in filings with the Securities and Exchange Commission prior to the date hereof which or matters are described on section 5(e) of the Disclosure Schedule, there is no action, suit, proceeding or governmental investigation pending or, to the knowledge of Maker, threatened against Maker, Guarantor or any of their respective subsidiaries or any of their respective assets which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of Maker, Guarantor and their respective subsidiaries, taken as a whole, or the ability of Maker or Guarantor to comply with its obligations hereunder, under the Security Agreement or the Guaranty;

            (f) the consolidated balance sheet of Guarantor and its subsidiaries as at September 30, 2002 and the related consolidated statements of income, retained earnings and cash flows for the nine-month period then ended, true copies of which have been previously delivered to Payee, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present, in all material respects, the consolidated financial condition of Guarantor and its subsidiaries as at the date thereof and the consolidated results of operations and cash flows for such period;

            (g) except for the matters disclosed to the Payee prior to the date hereof or which matters are described on section 5(g) of the Disclosure Schedule, since September 30, 2002 there has been no material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Guarantor and its subsidiaries, taken as a whole; and

            (h) the proceeds of the loan evidenced by this Note shall be used by Maker for first, payment of the $750,000 in principal and accrued but unpaid interest due to Fleet National Bank ("Fleet") on December 20, 2002 under the Credit Facility Furnished by Fleet to Fibercore, Inc. (the "CREDIT FACILITY") and then, for general corporate purposes; provided that no part of such proceeds will be used by Maker to purchase or carry any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or to extend credit to others for the purpose of purchasing or carrying any such "margin stock" or to reduce or retire any indebtedness incurred for any such purpose, and neither Maker nor any of its subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any such "margin stock".

            6. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

            (a) failure of Maker to pay any principal due under this Note when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise or failure of Maker to pay any interest or other amount due under this Note within three days after the date due; or

            (b) failure of Maker or Guarantor to pay, or the default in the payment of, any amount due under or in respect of any promissory note, indenture or other agreement or instrument relating to any indebtedness owing by Maker or Guarantor, by FiberCore Jena A.G., or FiberCore Machinery GmbH, to which Maker or Guarantor is a party or by which Maker or Guarantor or any of its property is bound under which amounts outstanding exceed $100,000.00 beyond any grace period provided; or the occurrence of any other event or circumstance that, with notice or lapse of time or both, would permit acceleration of such indebtedness;

            (c) failure of Maker or Guarantor to perform or observe any other term, covenant or agreement to be performed or observed by it pursuant to this Note, the Security Agreement or the Guaranty; or

            (d) any representation or warranty made by Maker or Guarantor to Payee in connection with this Note or the Guaranty shall prove to have been false in any material respect when made; or

            (e) any order, judgment or decree shall be entered against Maker or Guarantor decreeing the dissolution or split-up of Maker or Guarantor; or

            (f) suspension of the usual business activities of Maker or Guarantor or the complete or partial liquidation of Maker's or Guarantor's business; or

            (g) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Maker or Guarantor or any of their respective subsidiaries in an involuntary case under Title 11 of the United States Code entitled "Bankruptcy" (as now and hereinafter in effect, or any successor thereto, the "BANKRUPTCY CODE") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Maker or Guarantor or any of their respective subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Maker or Guarantor or any of their respective subsidiaries or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Maker or Guarantor or any of their respective subsidiaries for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Maker or Guarantor or any of their respective subsidiaries, and, in the case of any event described in this clause (ii), such event shall have continued for 60 days unless dismissed, bonded or discharged; or

            (h) an order for relief shall be entered with respect to Maker or Guarantor or any of their respective subsidiaries or Maker or Guarantor or any of their respective subsidiaries shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Maker or Guarantor or any of their respective subsidiaries shall make an assignment for the benefit of creditors; or Maker or Guarantor any of their respective subsidiaries shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Maker or Guarantor or any of their respective subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize action to approve any of the foregoing; or

            (i) Maker or Guarantor shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Note, the Security Agreement or the Guaranty or any endorsement of this Note or any other obligation to Payee;

            (j) any provision of this Note, the Guaranty or the Security Agreement or any provision hereof or thereof shall cease to be in full force or effect or shall be declared to be null or void or otherwise unenforceable in whole or in part; or Payee shall not have or shall cease to have a valid and perfected first priority security interest in the collateral described in the Security Agreement; or Guarantor or any Person acting by or on behalf of Guarantor shall deny or disaffirm Guarantor's obligations under the Guaranty; or Guarantor shall default (beyond any applicable grace period) in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty; or

            (k) An "Event of Default" shall occur and be continuing as defined in and under the Credit Agreement.

            7. REMEDIES. Upon the occurrence of any Event of Default specified in Section 8(g), 8(h) or 8(k) above, the principal amount of this Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker). Upon the occurrence and during the continuance of any other Event of Default Payee may, by written notice to Maker, declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker).

            8. DEFINITIONS. The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):

            "ADJUSTED FAIR MARKET VALUE" means 80% of the Fair Market Value.

            "AVERAGE MARKET PRICE" with respect to the Common Stock, on any Payment Date, for the period commencing ten (10) Trading Days before such Payment Date and ending on the Trading Day immediately preceding such Payment Date the average of the Weighted Average Daily Trading Prices for the Common Stock quoted in the NASDAQ small cap market, or if not listed or admitted to unlisted trading privileges, the average for the period commencing twenty (20) calendar days before such Payment Date and ending on the Trading Day immediately preceding such Payment Date of the average last reported bid and asked prices per share for the Common Stock as reported by the National Quotation Bureau.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

            "COLLATERAL" means the Systems and all other collateral secured by the Security Agreement.

            "COMMON STOCK" means the common stock of the Guarantor, par value $.001per share, which are validly issued, free and clear of all liens, claims, encumbrances, preemptive rights and other restrictions, other than restrictions imposed by applicable securities laws.

            "COMMON STOCK EQUIVALENT" means for any Payment Amount a number of shares of Common Stock with an Adjusted Fair Market Value equal to such Payment Amount.

            "CONVERSION NOTICE" means a written notice from Payee to Maker requiring that a mandatory or voluntary payment of interest or principal be paid in Common Shares delivered, at (i) least three Business Days after receipt of a Notice of Voluntary Prepayment, in the case of a voluntary prepayment by Maker, (ii) 10 Business Days prior to any Due Date or the Maturity Date, in the case of the payment to be made on any Due Date or the Maturity Date or (iii) any time, in the case of any payment required to be made after the acceleration of the principal hereunder.

            "DISCLOSURE SCHEDULE" means the disclosure schedule delivered by Maker to Payee in accordance with Section 4(h) that shall include only such items that are consented to by Payee in its sole discretion.

            "DUE DATE" means March 17, 2003; June 16, 2003; September 15, 2003; December 15, 2003 and January 30, 2004.

            "EVENT OF DEFAULT" means any of the events set forth in Section 7.

            "FAIR MARKET VALUE" means, on any Payment Date, (i) the Average Market Price for such Payment Date or (ii) if an Average Market Price is not available for such Payment Date, the fair market value of a share of Common Stock as determined by an investment bank of recognized national standing selected by Payee in its reasonable discretion.

            "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to the Security Agreement, that (i) such Lien is perfected and has priority over any other Lien on such Collateral and (ii) such Lien is the only Lien to which such Collateral is subject.

            "GUARANTOR" means Fibercore, Inc. and its permitted successors and assigns under the Guaranty.

            "GUARANTY" means the Guaranty dated as of December ___, 2002 by Guarantor in favor of Payee, as the same may be amended, supplemented or otherwise modified from time to time.

            "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

            "NET CASH PROCEEDS" means cash payments (including any cash received by way of deferred payment but only as and when so received) received from a sale of any Collateral, net of any bona fide direct costs approved by Payee that are incurred in connection with such sale, including income taxes reasonably estimated to be actually payable within two years of the date of such sale as a result of any gain recognized in connection with such sale.

            "PAYMENT DATE" means the date on which any mandatory or voluntary payment of principal and/or interest is required to be paid under this Note, including, without limitation, the Maturity Date.

            "PERSON" means any individual, partnership, limited liability company, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.

            "REFERENCE RATE" means the Three-Month London Interbank Offered Rate (LIBOR) for U.S. Dollar borrowings, as determined by the British Bankers' Association on the Due Date, except that for the December 15, 2003 Due Date, the Two-Month LIBOR rate shall apply; provided, that from the date hereof until March 16, 2003 the "Reference Rate" shall be 1.45%.

            "SECURITY AGREEMENT" means a security agreement pursuant to which Maker grants to Payee a security interest in the Systems and certain other assets, in form and substance satisfactory to Payee, as the same may be amended, supplemented or otherwise modified from time to time.

            "SYSTEMS" means, collectively, System #1 and Systems #2, a Atmospherical Chemical Vapor Deposition System ACVD 18 and Sintering System CVA 90 manufactured by ASI Silica Machinery, LLC, and "SYSTEM" means each of System #1 and System #2.

            "SYSTEM #1" means the Atmospherical Chemical Vapor Deposition System ACVD 18 (Serial # A055A03B06D) and the Sintering System CVA 90 (Serial # A055A03B06S), in each case manufactured by ASI Silica Machinery, LLC.

            "SYSTEM #2" means the Atmospherical Chemical Vapor Deposition System ACVD 18 (Serial # A055A04B07D) and the Sintering System CVA 90 (Serial # A055A04B07S), in each case manufactured by ASI Silica Machinery, LLC.

            "TRADING DAY" means if the Common Stock is quoted on the NASDAQ small cap market, a day on which trades may be effected though such system or (ii) if the Common Stock is not quoted on the NASDAQ small cap market, a day on which the Common Stock is traded regular way in over-the-counter market and for which a closing bid and a asking price for the Common Stock is available.

            "WEIGHTED AVERAGE DAILY TRADING PRICE" means the average (weighted to take account of the number of shares traded) of the selling prices of the Makers Common Stock for the appropriate ten Trading Day period.

            9. MISCELLANEOUS.

            (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telefacsimile communication) and mailed, telecopied, or delivered as follows: if to Maker, at its address specified opposite its signature below; with a copy to: Treasurer, Tyco International (US) Inc., 9 West 57th Street, 43rd Floor, New York, NY 10019, and if to Payee, at Schwertstrasse 9, PO Box 1571, Schaffhausen, 8201, Switzerland (Attention:
      Managing Director), or in each case at such other address as shall be designated by Payee or Maker. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier with verification of successful transmission.

            (b) Maker agrees to indemnify Payee against any losses, claims, damages and liabilities and related expenses, including counsel fees and expenses, incurred by Payee arising out of or in connection with or as a result of the transactions contemplated by this Note. In particular, Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection and enforcement of this Note. In addition, Maker agrees to pay, and to save Payee harmless from all liability for, any stamp or other documentary taxes which may be payable in connection with Maker's execution or delivery of this Note.

            (c) No failure or delay on the part of Payee or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Maker and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.

            (d) Maker and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

            (e) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF MAKER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            (f) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST MAKER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE MAKER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. Maker hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Maker at its address set forth below its signature hereto, such service being hereby acknowledged by Maker to be sufficient for personal jurisdiction in any action against Maker in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Payee to bring proceedings against Maker in the courts of any other jurisdiction.

            (g) MAKER AND, BY THEIR ACCEPTANCE OF THIS NOTE, PAYEE AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Maker and, by their acceptance of this Note, Payee and any subsequent holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this relationship, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

            (h) Maker hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

            IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

                                          FIBERCORE USA, INC.

                                          By: ___________________________
                                              Name:
                                              Title:

                                          Address:

                                          253 Worcester Road, P.O. Box 180
                                          Charlton, MA 01507

                               DISCLOSURE SCHEDULE



Section 4 (c)

      $1,500,000 Promissory Note Due January 30, 2004 to Tyco International Finance Alpha GmbH, dated as of December 20, 2002.

      Other indebtedness in an aggregate amount not to exceed $5,000,000 outstanding at anytime.


Section 4 (d)

      Lien created in connection with the $1,500,000 Promissory Note Due January 30, 2004 to Tyco International Finance Alpha GmbH, dated as of December 20, 2002.

      Liens securing Indebtedness described in section 4(c) of this Disclosure Schedule.


Section 5 (e)

      In the Techman litigation, described in Guarantor's Annual Report on Form 10-K for 2000, the Guarantor and Techman are each seeking approximately $500,000 from the other. Techman received a summary judgment with respect to $400,000 in notes issued by the Guarantor. The Guarantor's $500,000 claim is in the discovery phase of the litigation.


Section 5 (g)

      Relevant information has been previously disclosed to Payee.